                                                                     EXHIBIT 99



                                C O N T E N T S


TABLE OF CONTENTS                                                     1

AUDITOR'S REPORT                                                      2

  Statements of net assets available for plan benefits,
    with fund information                                           3-4

  Statements of changes in net assets available for plan
    benefits, with fund information                                 5-6

  Notes to financial statements                                    7-11

  Schedules

  Line 27(a) - Schedule of assets held for investment purposes       12

  Line 27(d) - Schedule of reportable transactions                   13

                      [D.R. MAXFIELD & COMPANY LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT

To the Administrative Committee of
First Patriot Bankshares Corporation
401(k) Profit Sharing Plan and Trust

We have audited the accompanying statement of net assets available for benefits with fund information of First Patriot Bankshares Corporation 401(k) Profit Sharing Plan and Trust as of December 31, 1996 and 1995, and the related statement of changes in net assets available for benefits with fund information for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of First Patriot Bankshares Corporation 401(k) Profit Sharing Plan and Trust as of December 31, 1996 and 1995, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ D.R. MAXFIELD & COMPANY

July 10, 1997
Fairfax, Virginia

   FIRST PATRIOT BANKSHARES CORPORATION 401(k) PROFIT SHARING PLAN AND TRUST STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                               DECEMBER 31, 1996


                            -------------------------------------------PARTICIPANT DIRECTED----------------------------------------
                                                                                                                      FIRST PATRIOT
                             TWENTIETH     MAXIM        PUTNAM GLOBAL        AIM                                        BANKSHARES
                              CENTURY     CORPORATE      GOVERNMENTAL     WEINGARTEN    PUTNAM GLOBAL     MAXIM MONEY  CORPORATION
                            ULTRA FUND    BOND FUND      INCOME FUND         FUND        GROWTH FUND      MARKET FUND   STOCK FUND
                            ----------    ---------     -------------     ---------     -------------     -----------  -----------
ASSETS:
Investments, at fair value
The New England Mutual
Life Ins. Co. Series
K Account Mutual Funds       $ 136,557    $  33,329      $    -            $ 112,054      $  50,549        $  12,126     $    -
First Patriot Bankshares
Corporation stock                 -            -              -                 -              -                -          427,664
Certificates of deposit           -            -              -                 -              -                -             -
Cash and cash equivalents         -            -              -                 -              -                -             -
Loans to participants             -            -              -                 -              -                -             -
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------

  Total Investments          $ 136,557    $  33,329      $    -            $ 112,054      $  50,549        $  12,126     $ 427,664
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------

Receivables:
Employer contributions       $    -       $    -         $    -            $    -         $     -          $    -        $    -
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------

  Total Assets               $ 136,557    $  33,329      $    -            $ 112,054      $  50,549        $  12,126     $ 427,664

LIABILITIES                       -            -              -                 -               -               -             -
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------

  Net Assets Available for
    Plan Benefits            $ 136,557    $  33,329      $    -            $ 112,054      $  50,549        $  12,126     $ 427,664
                             =========    =========      =========         =========      =========        =========     =========

                                                          NON
                                                      PARTICIPANT
                                          PARTICIPANT  DIRECTED
                                            DIRECTED     FIRST
                                          -----------   PATRIOT
                                              CASH/    BANKSHARES
                                              OTHER    STOCK FUND       TOTAL
                                            --------- -----------     ---------
ASSETS:
Investments, at fair value
The New England Mutual
Life Ins. Co. Series
K Account Mutual Funds                      $    -     $    -         $ 344,615
First Patriot Bankshares
Corporation stock                                -        45,456        473,120
Certificates of deposit                        39,138       -            39,138
Cash and cash equivalents                       9,652       -             9,652
Loans to participants                          20,134       -            20,134
                                            ---------  ---------      ---------

  Total Investments                         $  68,924  $  45,456      $ 886,659
                                            ---------  ---------      ---------
Receivables:
Employer contributions                      $    -     $  57,825      $  57,825
                                            ---------  ---------      ---------

  Total Assets                              $  68,924  $ 103,281      $ 944,484

LIABILITIES                                      -          -              -
                                            ---------  ---------      ---------

  Net Assets Available for
    Plan Benefits                           $  68,924  $ 103,281      $ 944,484
                                            =========  =========      =========


See accompanying notes.               3

   FIRST PATRIOT BANKSHARES CORPORATION 401(k) PROFIT SHARING PLAN AND TRUST STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                               DECEMBER 31, 1995


                            -------------------------------------------PARTICIPANT  DIRECTED--------------------------------------
                                                                                                                          FIRST
                             TWENTIETH     MAXIM        PUTNAM GLOBAL        AIM                                         PATRIOT
                              CENTURY     CORPORATE      GOVERNMENTAL     WEINGARTEN    PUTNAM GLOBAL     MAXIM MONEY   BANKSHARES
                            ULTRA FUND    BOND FUND      INCOME FUND         FUND        GROWTH FUND      MARKET FUND   STOCK FUND
                            ----------    ---------     -------------     ---------     -------------     -----------  -----------
ASSETS:
Investments, at fair value
The New England Mutual
Life Ins. Co. Series
K Account Mutual Funds       $  81,336    $  40,287      $       8         $  51,609      $  19,348        $  16,327     $     -
First Patriot Bankshares
Corporation stock                 -            -              -                 -              -                -          300,911
Certificates of deposit           -            -              -                 -              -                -             -
Cash and cash equivalents         -            -              -                 -              -                -             -
Loans to participants             -            -              -                 -              -                -             -
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
  Total Investments          $  81,336    $  40,287      $       8         $  51,609      $  19,348        $  16,327     $ 300,911
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------

Receivables:
Employer contributions       $    -       $    -         $    -            $    -         $     -          $    -        $    -
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------

  Total Assets               $  81,336    $  40,287      $       8         $  51,609      $  19,348        $  16,327     $ 300,911

LIABILITIES                       -            -              -                 -               -               -             -
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------

  Net Assets Available for
    Plan Benefits            $  81,336    $  40,287      $       8         $  51,609      $  19,348        $  16,327     $ 300,911
                             =========    =========      =========         =========      =========        =========     =========

                                          NON
                                       PARTICIPANT
                         PARTICIPANT    DIRECTED
                          DIRECTED       FIRST
                         ----------     PATRIOT
                              CASH/    BANKSHARES
                              OTHER    STOCK FUND       TOTAL
                            -------   ------------    ---------
ASSETS:
Investments, at fair value
The New England Mutual
Life Ins. Co. Series
K Account Mutual Funds      $    -     $    -         $ 208,915
First Patriot Bankshares
Corporation stock                -        15,561        316,472
Certificates of deposit        28,884       -            28,884
Cash and cash equivalents       8,992       -             8,992
Loans to participants          37,331       -            37,331
                            ---------  ---------      ---------
  Total Investments         $  75,207  $  15,561      $ 600,594
                            ---------  ---------      ---------

Receivables:
Employer contributions      $    -     $  33,173      $  33,173
                            ---------  ---------      ---------

  Total Assets              $  75,207  $  48,734      $ 633,767

LIABILITIES                      -          -              -
                            ---------  ---------      ---------

  Net Assets Available for
    Plan Benefits           $  75,207  $  48,734      $ 633,767
                            =========  =========      =========


See accompanying notes.               4

  FIRST PATRIOT BANKSHARES CORPORATION 401(k) PROFIT SHARING PLAN AND TRUST STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND
                                 INFORMATION
                              DECEMBER 31, 1996

                            -------------------------------------------PARTICIPANT  DIRECTED--------------------------------------
                                                                                                                          FIRST
                             TWENTIETH     MAXIM        PUTNAM GLOBAL        AIM                                         PATRIOT
                              CENTURY     CORPORATE      GOVERNMENTAL     WEINGARTEN    PUTNAM GLOBAL     MAXIM MONEY   BANKSHARES
                            ULTRA FUND    BOND FUND      INCOME FUND         FUND        GROWTH FUND      MARKET FUND   STOCK FUND
                            ----------    ---------     -------------     ---------     -------------     -----------   ----------
ADDITIONS
Additions to net assets
  attributed to:
Investment Income:
  Net realized and
    unrealized appreciation
    in fair value of
    investments (Note 2)     $  12,724    $   2,618      $    -            $  11,979      $   4,833        $     180     $  91,029
  Interest and dividends          -            -              -                 -              -                -            3,120
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
                                12,724        2,618           -               11,979          4,833              180        94,149
  Less: fees and commissions      (339)         (80)          -                 (225)          (118)             (43)         -
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
                             $  12,385    $   2,538      $    -            $  11,754      $   4,715        $     137     $  94,149
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
Contributions:
  Participants                  62,968       15,137           -               63,820         32,983            6,467        67,351
  Employers                       -            -              -                 -              -                -             -
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
                             $  62,968    $  15,137      $    -            $  63,820      $  32,983        $   6,467     $  67,351
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
  Total Additions            $  75,353    $  17,675      $    -            $  75,574      $  37,698        $   6,604     $ 161,500
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------

Deductions:
Deductions from net assets
  attributed to:
  Benefits paid to
  participants               $  22,288    $  24,824      $   -             $  19,612      $   8,875        $   5,422     $  46,411
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
Net increase (decrease)
  prior to interfund
  transfer                      53,065       (7,149)          -               55,962         28,823            1,182     $ 115,089
Transfers                        2,156          191             (8)            4,483          2,378           (5,383)       11,664
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------

Net increase (decrease)         55,221       (6,958)            (8)           60,455         31,201           (4,201)      126,753
Net assets available for
  benefits:

Beginning of year               81,336       40,287              8            51,609         19,348           16,327       300,911
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
End of year                  $ 136,557    $  33,329      $    -            $ 112,054      $  50,549        $  12,126     $ 427,664
                             =========    =========      =========         =========      =========        =========     =========

                                             NON
                                          PARTICIPANT
                            PARTICIPANT    DIRECTED
                              DIRECTED      FIRST
                            -----------    PATRIOT
                                 CASH/    BANKSHARES
                                 OTHER    STOCK FUND        TOTAL
                               --------  -----------      ---------
ADDITIONS
Additions to net assets
  attributed to:
Investment Income:
  Net realized and
    unrealized appreciation
    in fair value of
    investments (Note 2)       $    -       $   4,682      $ 128,045
  Interest and dividends           5,867          246          9,233
                               ---------    ---------      ---------
                                   5,867        4,928        137,278
  Less: fees and commissions        (527)        -            (1,332)
                               ---------    ---------      ---------
                               $   5,340    $   4,928      $ 135,946
                               ---------    ---------      ---------
Contributions:
  Participants                     3,858         -           262,584
  Employers                         -          58,717         58,717
                               ---------    ---------      ---------
                               $   3,858    $  58,717      $ 311,301
                               ---------    ---------      ---------
  Total Additions              $   9,198    $  63 645      $ 447,247
                               ---------    ---------      ---------

Deductions:
Deductions from net assets
  attributed to:
  Benefits paid to
  participants                 $    -       $   9,098      $ 136,530
                               ---------    ---------      ---------

Net increase (decrease)
  prior to interfund
  transfer                     $    -       $  54,547      $ 310,717
Transfers                           -            -              -
                               ---------    ---------      ---------


Net increase (decrease)
Net assets available for          (6,283)      54,547        310,717
  benefits:

Beginning of year                 75,207       48,734        633,767
                               ---------    ---------      ---------
End of year                    $  68,924    $ 103,281      $ 944,484
                               =========    =========      =========

See accompanying notes.               5

   FIRST PATRIOT BANKSHARES CORPORATION 401(k) PROFIT SHARING PLAN AND TRUST STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND
                                  INFORMATION
                               DECEMBER 31, 1995

                            -------------------------------------------PARTICIPANT  DIRECTED--------------------------------------
                                                                                                                          FIRST
                             TWENTIETH     MAXIM        PUTNAM GLOBAL        AIM                                         PATRIOT
                              CENTURY     CORPORATE      GOVERNMENTAL     WEINGARTEN    PUTNAM GLOBAL     MAXIM MONEY   BANKSHARES
                            ULTRA FUND    BOND FUND      INCOME FUND         FUND        GROWTH FUND      MARKET FUND   STOCK FUND
                            ----------    ---------     -------------     ---------     -------------     -----------   ----------
ADDITIONS
Additions to net assets
  attributed to:
Investment Income:
  Net realized and
    unrealized appreciation
    in fair value of
    investments (Note 2)     $  11,331    $   3,144      $    -            $   4,157      $   3,384        $     285     $ 129,978
  Interest and dividends          -            -              -                 -              -                -            1,289
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
                                11,331        3,144           -                4,157          3,384              285       131,267
  Less: fees and commissions      (615)        (154)          -                 (377)          (328)             (82)         -
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
                             $  10,716    $   2,990      $    -            $   3,780      $   3,056        $     203     $ 131,267
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
Contributions:
  Participants                  53,635       44,774           -               38,999         19,650            3,515        51,883
  Employers                       -            -              -                 -              -                -             -
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
                             $  53,635    $  44,774      $    -            $  38,999      $  19,650        $   3,515     $  51,883
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
  Total Additions            $  64,351    $  47,764      $    -            $  42,779      $  22,706        $   3,718     $ 183,150
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------

Deductions:
Deductions from net assets
  attributed to:
  Benefits paid to
  participants               $   5,739    $     492      $   -            $    1,533      $   5,170        $   2,015     $   9,903
                             ---------    ---------      ---------        ----------      ---------        ---------     ---------
Net increase (decrease)
  prior to interfund
  transfer                      58,612       47,272              8            41,246         17,536            1,703     $ 173,247
Transfers                       15,417       (9,059)                           5,969         (3,686)          14,589        64,023
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
Net increase (decrease)         74,029       38,213              8            47,215         13,850           16,292       237,270
Net assets available for
  benefits:

Beginning of year                7,307        2,074           -                4,394          5,498               35        63,641
                             ---------    ---------      ---------         ---------      ---------        ---------     ---------
End of year                  $  81,336    $  40,287      $       8         $  51,609      $  19,348        $  16,327     $ 300,911
                             =========    =========      =========         =========      =========        =========     =========


                                           NON
                                       PARTICIPANT
                          PARTICIPANT    DIRECTED
                           DIRECTED       FIRST
                          -----------    PATRIOT
                               CASH/    BANKSHARES
                               OTHER    STOCK FUND        TOTAL
                             --------  -----------      ---------
ADDITIONS
Additions to net assets
  attributed to:
Investment Income:
  Net realized and
    unrealized appreciation
    in fair value of
    investments (Note 2)     $    -       $   5,154      $ 157,433
  Interest and dividends         5,986           52          7,327
                             ---------    ---------      ---------
                                 5,986        5,206        164,760
  Less: fees and commissions      -            -            (1,556)
                             ---------    ---------      ---------
                             $   5,986    $   5,206      $ 163,204
                             ---------    ---------      ---------
Contributions:
  Participants                   8,575         -           221,039
  Employers                       -          33,173         33,173
                             ---------    ---------      ---------
                             $   8,575    $  33,173      $ 254,212
                             ---------    ---------      ---------
  Total Additions            $  14,561    $  38,379      $ 417,416
                             ---------    ---------      ---------

Deductions:
Deductions from net assets
  attributed to:
  Benefits paid to
  participants               $   3,797    $    -         $  28,649
                             ---------    ---------      ---------
Net increase (decrease)
  prior to interfund
  transfer                   $  10,764    $  38,379      $ 388,767
Transfers                      (97,608)      10,355           -
                             ---------    ---------      ---------
Net increase (decrease)        (86,844)      48,734        388,767
Net assets available for
  benefits:

Beginning of year              162,051         -           245,000
                             ---------    ---------      ---------
End of year                  $  75,207    $  48,734      $ 633,767
                             =========    =========      =========


See accompanying notes.               6

   FIRST PATRIOT BANKSHARES CORPORATION 401(k) PROFIT SHARING PLAN AND TRUST

                         NOTES TO FINANCIAL STATEMENTS



Note 1.          Description of the Plan

                 The following description of the First Patriot Bankshares Corporation 401(k) Profit Sharing Plan and Trust ("Plan") provides only general information. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

                 General

                 The Plan is a defined contribution plan qualified under
                 Section 401(k) of the U.S. Internal Revenue Code covering all employees of First Patriot Bankshares Corporation (the "Company") who have met certain requirements for participation. The Plan was established to provide benefits to participants upon retirement, termination of employment, death, permanent and total disability, or demonstration of financial hardship. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

                 Contributions

                 The Plan provides for employees to contribute from 1% to 15% (up to the IRS maximum) of their compensation on a pre-tax basis. Contributions made by the employees to the Plan may be used to purchase either common stock of the Company or may be directed to be invested in any of the available investment funds. The Company may make a matching contribution at it's discretion. Matching contributions under the Plan are invested solely in common stock of the Company. The Plan also provides for an additional discretionary contribution determined by the Board of Directors of the Company; however, no discretionary contributions were made during 1996 or 1995.

                 Participant Accounts

                 Each participant's account is credited with the participant's contribution and allocations of the Company's contributions and Plan earnings. Allocations are based on participant earnings or account balances, as defined.

                 Vesting

                 Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching and discretionary contribution portion of their accounts plus actual earnings thereon is based on years of continuous service. A participant is 100% vested after five years of credited service.

   FIRST PATRIOT BANKSHARES CORPORATION 401(k) PROFIT SHARING PLAN AND TRUST

                         NOTES TO FINANCIAL STATEMENTS


Note 1.          Description of the Plan (continued)

                 Investment Options

                 The following investment options are available to participants:

                          First Patriot Bankshares Corporation Common Stock Fund - Funds are invested in common stock of First Patriot Bankshares Corporation.

                          The New England Mutual Life Insurance Company Series K Account: - Twentieth Century Ultra Fund - Fund generally targets companies with accelerating earnings and revenues to have above average prospects for appreciation.

                          - Maxim Corporation Bond Fund - Fund invests in preferred stock, foreign securities, and high-yield securities rated below investment grade.

                          - Putnam Global Governmental Income Fund - Fund invests in debt securities issued or guaranteed by national, provincial, state or other governments, primarily on international governments. Participants are no longer able to invest in this fund.

                          - Aim Weingarten Fund - Fund primarily invests in stocks of companies with earnings higher than those expected by analysts.

                          - Putnam Global Growth Fund - Fund concentrates on countries whose markets are believed to offer the best value, selecting those that show signs of solid growth.

                          - Maxim Money Market Fund - Fund seeks to preserve capital, maintain liquidity and earn the highest possible current income by investing in short-term money market securities.

                 Loans to Participants

                 Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loans must be repaid within 5 years unless the loan is for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at the prime rate charged by the current commercial bank of the employer as of the date of the loan plus 1%. Principal and interest is paid ratably through monthly payroll deductions.

   FIRST PATRIOT BANKSHARES CORPORATION 401(k) PROFIT SHARING PLAN AND TRUST

                         NOTES TO FINANCIAL STATEMENTS



Note 1.          Description of the Plan (continued)

                 Payment of Benefits

                 Upon retirement or termination, a participant shall receive contributions made to the Plan the vested portion of the employer contributions and an allocable share of the Plan's earnings or losses. Benefits are payable in a lump sum no later than 60 days after the end of the plan year in which a participant reaches normal retirement age or terminates employment.

                 Plan Expenses

                 Investment management fees reduce plan earnings. All other plan expenses are paid by the sponsor.

                 Forfeited Accounts

                 Non-vested Company contributions may, subject to certain restrictions, be forfeited upon withdrawal of the employee from the Plan and be used as a credit to reduce future company contributions.

Note 2.          Summary of Significant Accounting Policies

                 Basis of Presentation

                 The accompanying financial statements are presented on the accrual basis of accounting.

                 Valuation of Investments

                 Investments are carried at fair value. The fair value of the New England Mutual Life Insurance Company Series K Account Mutual Funds is stated at the net asset value of the funds reported as of December 31, 1996 and 1995. The Company stock is valued at its quoted market price as reported on NASDAQ. Loans to participants are valued at cost which approximates fair value.

                 New England Mutual Life Insurance does not separate interest and dividends in their reports. Due to the cost benefits it is shown gross including appreciation of investments in the financial statements.

                 Payment of Benefits

                 Benefits are recorded when paid.

   FIRST PATRIOT BANKSHARES CORPORATION 401(k) PROFIT SHARING PLAN AND TRUST

                         NOTES TO FINANCIAL STATEMENTS



Note 3.          Investments

                 The following is a summary of investments at December 31, 1996 and 1995, respectively:

                                               MARKET VALUE            COST
                                              1996     1995      1996        1995
                                             ------   ------    ------      ------
                 Investments at fair value
                  as determined by quoted
                  market price

                 First Patriot Bankshares
                  Corporation Common Stock   $473,120  $316,472  $362,398   $181,395

                 The New England Mutual
                  Life Insurance Co.
                  Series K Account Funds:
                  Twentieth Century Ultra     136,557    81,336   119,701     75,082
                  Maxim Corporation Bond       33,329    40,287    29,536     37,853
                  Putnam Global
                   Governmental Income           -            8      -             8
                  Aim Weingarten              112,054    51,609    98,163     48,196
                  Putnam Global Growth         50,549    19,348    45,074     17,808
                  Maxim Money Market           12,126    16,327    12,066     15,989

                  Loans to participants        20,134    37,331    20,134     37,331

Note 4.          Income Tax Status

                 The Internal Revenue Service has determined and informed the Company by a letter dated June 26, 1991, that the Plan is qualified and the trust established under the Plan is tax exempt, under the appropriate sections of the Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

Note 5.          Plan Termination

                 Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue it's contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

   FIRST PATRIOT BANKSHARES CORPORATION 401(k) PROFIT SHARING PLAN AND TRUST

                         NOTES TO FINANCIAL STATEMENTS



Note 6.          Benefits Payable

                 Benefits owed terminated participants at December 31, 1996 and 1995 were $149,956 and $33,376, respectively.

Note 7.          Subsequent Event

                 On February 18, 1997, First Patriot Bankshares Corporation entered into a merger agreement with United Bankshares Incorporated, subject to shareholder and regulatory approval. If the merger occurs all the Plan's assets will be transferred into United Bankshares Incorporated 401(k) Plan effective January 1, 1998.

Note 8.          Reconciliation of Financial Statements to Form 5500

                 The following is a reconciliation of net assets available per the financial statements at December 31, 1996 and 1995 to form 5500:

                                                                      1996             1995
                                                                    --------         --------
                          Net assets available for
                          benefits per the financial
                          statements                                $944,484         $633,767

                          Net assets available for
                          benefits per the form 5500                 944,484          633,767
                                                                    --------         --------

                                  Variance                          $      0         $      0
                                                                    ========         ========

   FIRST PATRIOT BANKSHARES CORPORATION 401(k) PROFIT SHARING PLAN AND TRUST

           ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1996



                                        FACE AMOUNT,
                                         SHARES OR                   CURRENT
 DESCRIPTION OF INVESTMENT                 RATE           COST        VALUE
-------------------------------         ------------   ----------    -------
The New England Mutual Life
  Insurance Company Series K
  Account:

    Twentieth Century Ultra Fund              8,905     $119,701     $136,557
    Maxim Corporate Bond Fund                 2,652       29,536       33,329
    Aim Weingarten Fund                       7,153       98,163      112,054
    Putnam Global Growth Fund                 3,727       45,074       50,549
    Maxim Money Market Fund                   1,099       12,066       12,126

  First Patriot Bankshares Corporation
  Common Stock                               29,570      362,398      473,120

  Certificates of Deposit                                 39,138       39,138

  Cash and Cash Equivalents                                3,619        3,619

  Loans to Participants                 9.75% - 10.25%      -          20,134
                                                        --------     --------


    Total Funds Invested                                $709,695     $880,626
                                                        ========     ========

   FIRST PATRIOT BANKSHARES CORPORATION 401(k) PROFIT SHARING PLAN AND TRUST

                 ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS

                               DECEMBER 31, 1996

                                                                                          CURRENT
                                                                                           VALUE OF
                                                                                            ASSET ON
                                                      PURCHASE      SELLING      COST OF   TRANSACTION   NET GAIN
 DESCRIPTION OF ASSET                                   PRICE        PRICE        ASSET        DATE        LOSS
----------------------------------                  ------------   ----------    -------   -----------   --------
INDIVIDUAL TRANSACTIONS
         None

SERIES OF TRANSACTIONS

         Purchases:
         4,858 shares of Twentieth
         Century Ultra Fund                          $ 69,958

         4,838 shares of Aim
         Weingarten                                    70,474

         5,226 shares of First Patriot
         Bankshares Corporation                        94,370

         Sales:
         1,902 shares of Twentieth
         Century Ultra Fund                                        $ 27,462     $ 25,338    $ 27,462     $ 2,124

         1,503 shares of Aim
         Weingarten                                                  22,009       20,508      22,009       1,501

         3,190 shares of First Patriot
         Bankshares Corporation                                      33,434       48,444      33,434     (15,010)